Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to the Annual Report on Form 10-K/A of Targa Resources Corp., for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Rene R. Joyce, as Chief Executive Officer of Targa Resources Corp., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Targa Resources Corp.

By: /s/ Rene R. Joyce
Name: Rene R. Joyce
Title: Chief Executive Officer of Targa Resources Corp.

Date: March 29, 2011

A signed original of this written statement required by Section 906, or other document authenticating acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.